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                                                                      EXHIBIT 23



                                 ERNST & YOUNG
                        10/F Tower III, Gateway Building
                               25-27 Canton Road
                               Kowloon, Hong Kong



                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the use of our report dated 3 June 1996, with respect to the consolidated financial statements of Dransfield
          Paper Holdings Limited included in the Amendment No. 1 on Form F- 1 to the Form S-4 Registration Statement of Dransfield China Paper Corporation for the registration of 338,428 shares of Common
          Stock, 946,004 Callable Common Stock Purchase Warrants, and
          946,004 shares of Common Stock issuable upon exercise of the Callable Warrants.




                                                     /s/ Ernst & Young

                                                     ERNST & YOUNG


          Hong Kong
          5 June 1997